Exhibit 10.45

FIRST AMENDMENT TO THE CONFIDENTIAL LICENSE AGREEMENT FOR NINTENDO
GAMECUBE

THIS FIRST AMENDMENT (“First Amendment”) amends that certain Confidential License Agreement For Nintendo GameCube dated November 9, 2001, between Nintendo of America Inc. (“Nintendo”) and Activision Publishing, Inc. (“Licensee”) (“Agreement”).

RECITALS

The Agreement currently expires on November 8, 2004, and the parties now desire to extend the Term of the Agreement as set forth below.

NOW, THEREFORE, the parties agree as follows:

1.                                       The Term of the Agreement is hereby extended for an additionalthree (3) years. The Term of the Agreement shall now expire on November 8, 2007.

2.                                       All other terms and conditions of the Original Agreement shall remain in full force and effect. This First Amendment may be signed in counterparts and by facsimile, which together shall constitute one original First Amendment. This First Amendment shall be effective as of November 9, 2004.

IN WITNESS WHEREOF, the parties have entered into this First Amendment.

NINTENDO:		LICENSEE:

Nintendo of America Inc.		Activision Publishing, Inc.

By:	/s/ James R. Cannataro	By:	/s/ Greg Deutsch

Name:	James R. Cannataro	Name:	GREG DEUTSCH

Its:	EVP; Administration	Its:	Director, Business & Legal Affairs

Date:	11/10/04	Date:	October 28, 2004